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                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS REPORT
                          ---------------------------


The Board of Directors
Perpetual Bank, A Federal Savings Bank
 and Subsidiaries

We have audited the consolidated balance sheets of Perpetual Bank, A Federal Savings Bank and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perpetual Bank, A Federal Savings Bank and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                                KPMG Peat Marwick LLP


Greenville, South Carolina
November 7, 1997